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                                   Exhibit 16
                                   ----------

June 15, 1998




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Dear Sir/Madam:

We have read Item 4(a) included in the Form 8-K dated June 11, 1998 of Deb Shops, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


ARTHUR ANDERSEN LLP



Copy to:
Mr. Lewis Lyons, Vice President-Finance, Chief Financial Officer